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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 28, 2003

                           SOUTHWESTERN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

       Arkansas                        1-8246                   71-0205415
(State of incorporation              (Commission             (I.R.S. Employer
   or organization)                 File Number)           Identification No.)

          2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas 77032 (Address of principal executive offices, including zip code)

                                 (281) 618-4700
              (Registrant's telephone number, including area code)

                                    No Change
   (Former name, former address and former fiscal year; if changed since last report)

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Item 5.

Other Events
------------

         Southwestern Energy Company announced on February 28, 2003 that it had priced its offering of 8,250,000 shares of its common stock. Southwestern has granted the underwriters an option to purchase up to 1,237,500 additional shares of common stock to cover over-allotments, if any. Proceeds from the offering will be used to accelerate the development drilling of the Company's Overton Field in East Texas and for general corporate purposes. For additional information see exhibit 99.1. The underwriting agreement relating to the offering is filed as Exhibit 10.1 to this Form 8-K.

Item 7.(c)

Exhibits
--------

10.1 Underwriting Agreement dated February 27, 2003 by and among Southwestern Energy Company and RBC Dain Rauscher Inc., Raymond James & Associates, Inc., Johnson Rice & Company L.L.C. and Hibernia Southcoast Capital, Inc. as representatives of the underwriters named in Schedule I thereto.

99.1 Press Release dated February 28, 2003 announcing the pricing of common stock offering.




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                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     SOUTHWESTERN ENERGY COMPANY


     DATE: February 28, 2003            BY:     /s/ GREG D. KERLEY
           -----------------                    ------------------
                                                  Greg D. Kerley
                                                Executive Vice President
                                                and Chief Financial Officer




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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.       Description

10.1 Underwriting Agreement dated February 27, 2003 by and among Southwestern Energy Company and RBC Dain Rauscher Inc., Raymond James & Associates, Inc., Johnson Rice & Company L.L.C. and Hibernia Southcoast Capital, Inc. as representatives of the underwriters named in Schedule I thereto.


99.1 Press Release dated February 28, 2003 announcing the pricing of common stock offering.





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